Exhibit 107

CALCULATION OF FILING FEE TABLES
S-3
(Form Type)
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities                                                          ☐ Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(r)
Fees to Be Paid	1	Equity	Preferred Stock, par value $0.0001 per share	457(r)
Fees to Be Paid	1	Debt	Debt Securities	457(r)
Fees to Be Paid	1	Equity	Depositary Shares	457(r)
Fees to Be Paid	1	Equity	Warrants	457(r)
Fees to Be Paid	1	Other	Subscription Rights	457(r)
Fees to Be Paid	1	Other	Purchase Contracts	457(r)
Fees to Be Paid	1	Other	Units	457(r)
Fees to Be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(o)			$250,000,000.00	0.00013810	$34,525.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts					$250,000,000.00		$34,525.00
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$20,715.00
		Net Fee Due							$13,810.00

Offering Note

1
The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction. The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee, other than the registration fee due in connection with $250,000,000 of shares of common stock that may be issued and sold from time to time under the prospectus supplement included herein. Any subsequent registration fees will be paid on a "pay-as-you-go" basis.

Table 2: Fee Offset Claims and Sources                                          ☑ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	1,2	BlackSky Technology Inc.	S-3	333-291810	11/26/2025		$20,715.00	Unallocated (Universal) Shelf	Class A Common Stock, par value $0.0001 per share		$150,000,000.00
Fee Offset Sources	3	BlackSky Technology Inc.	S-3	333-291810		11/26/2025						$20,715.00

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

1	The Company has terminated its offering that included the unsold securities on the prior registration statement filed on Form S-3 on December 12, 2025.
Offset Note:

2
Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting its filing fee for this registration statement by $20,715.00 (calculated at the fee rate in effect at the date of the prior registration statement filed on Form S-3 (File No. 333- 291810) (the "Prior Prospectus")), which represents the registration fee previously paid with respect to $150,000,000.00 of unsold securities under the Prior Prospectus, resulting in a net registration fee of $13,810.00 due at this time.

3	See Notes 1 and 2.

Table 3: Combined Prospectuses                  ☑ Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A